Exhibit 10.6

SEMPRA ENERGY
2013 LONG TERM INCENTIVE PLAN
<YEAR> PERFORMANCE-BASED RESTRICTED STOCK UNIT AWARD
You have been granted a performance-based restricted stock unit award representing the right to receive the number of shares of Sempra Energy Common Stock set forth below, subject to the vesting conditions set forth below.  The restricted stock units, and dividend equivalents with respect to the restricted stock units, under your award may not be sold or assigned and will be subject to forfeiture unless and until they vest based upon the satisfaction of total shareholder return performance criteria for a performance period beginning on <DATE>, <YEAR> and ending at the close of trading on <DATE>, <YEAR>.   Shares of Common Stock will be distributed to you after the completion of the performance period if the restricted stock units vest under the terms and conditions of your award.

The terms and conditions of your award are set forth in the attached Year <YEAR> Restricted Stock Unit Award Agreement and in the Sempra Energy 2013 Long Term Incentive Plan, which has been provided to you.  The summary below highlights selected terms and conditions but it is not complete and you should carefully read the attachments to fully understand the terms and conditions of your award.

SUMMARY

Date of Award:	<DATE>, <YEAR>
Name of Recipient:	NAME
Recipient’s Employee Number:	EE ID
Number of Restricted Stock Units (prior to any dividend equivalents):
At Target:	# RSU
At Maximum:	200% of Target (e.g. 1,000 at Target = 2,000 at Maximum)
Award Date Fair Market Value per Share of Common Stock:	$TBD
Restricted Stock Units:
Your restricted stock units represent the right to receive shares of Common Stock in the future, subject to the terms and conditions of your award.  Your restricted stock units are not shares of Common Stock.  The target number of restricted stock units will vest (subject to adjustment as described below), if the target total shareholder return (a return at the 50th percentile) is achieved.  If above target total shareholder return is achieved, you may vest in up to the maximum number of restricted stock units plus reinvested dividends as described below.

Vesting/Forfeiture of Restricted Stock Units:
Subject to certain exceptions set forth in the Year <YEAR> Restricted Stock Unit Award Agreement, your restricted stock units will vest immediately following the Compensation Committee’s determination and certification of the extent to which Sempra Energy has met specified total shareholder return performance criteria for the performance period beginning on <DATE>, <YEAR> and ending at the close of trading on <DATE>, <YEAR>.  Any restricted stock units that do not vest with the Compensation Committee's determination and certification will be forfeited.

Transfer Restrictions:
Your restricted stock units may not be sold or otherwise transferred and will remain subject to forfeiture conditions until they vest.
Termination of Employment:
Your restricted stock units also may be forfeited if your employment terminates.
Dividend Equivalents:
You also have been awarded dividend equivalents with respect to your restricted stock units.  Your dividend equivalents represent the right to receive additional shares of Common Stock in the future, subject to the terms and conditions of your award.  Your dividend equivalents will be determined based on the dividends that you would have received, had you held shares of Common Stock equal to the vested number of your restricted stock units from the date of your award to the date of the distribution of shares of Common Stock following the vesting of your restricted stock units, and assuming that the dividends were reinvested in Common Stock (and any dividends on such shares were reinvested in Common Stock).  The dividends will be deemed reinvested in Common Stock in the same manner as dividends reinvested pursuant to the terms of the Sempra Dividend Reinvestment Plan.  Your dividend equivalents will be subject to the same transfer restrictions and forfeiture and vesting conditions as the shares represented by your restricted stock units.

Distribution of Shares:
Shares of Common Stock will be distributed to you to the extent your restricted stock units vest.  Except as provided otherwise in the attached Year <YEAR> Restricted Stock Unit Award Agreement, the shares will be distributed to you after the completion of the performance period ending at the close of trading on <DATE>, <YEAR> and the Compensation Committee’s determination and certification of Sempra Energy’s total shareholder return for the performance period.  The shares of Common Stock will include the additional shares to be distributed pursuant to your vested dividend equivalents.

Taxes:
Upon distribution of shares of Common Stock to you, you will be subject to income taxes on the value of the distributed shares at the time of distribution and must pay applicable withholding taxes.
By your acceptance of this award, you agree to all of the terms and conditions set forth in this Cover Page/Summary, the attached Year <YEAR> Restricted Stock Unit Award Agreement and the Sempra Energy 2013 Long Term Incentive Plan.

	Recipient:	X
(Signature)
	Sempra Energy:	/s/ Debra L. Reed
(Signature)
	Title:	Chairman and Chief Executive Officer

SEMPRA ENERGY
2013 LONG TERM INCENTIVE PLAN

Year <YEAR> Restricted Stock Unit Award Agreement

Award:
You have been granted a performance-based restricted stock unit award under Sempra Energy’s 2013 Long Term Incentive Plan.  The award consists of the number of restricted stock units set forth on the Cover Page/Summary to this Agreement, and dividend equivalents with respect to the restricted stock units (described below).
Your restricted stock units represent the right to receive shares of Common Stock in the future, subject to the terms and conditions of your award.  Your restricted stock units are not shares of Common Stock.
Each restricted stock unit initially represents the right to receive one share of Common Stock upon the vesting of the unit.
Unless and until they vest, your restricted stock units and any dividend equivalents (as described below) will be subject to transfer restrictions and forfeiture and vesting conditions.
Subject to the provisions below relating to the treatment of your restricted stock units in connection with a Change in Control, your restricted stock units (and dividend equivalents) will vest immediately following and only to the extent that the Compensation Committee of Sempra Energy's Board of Directors (the “Compensation Committee”) determines and certifies that Sempra Energy has met specified total shareholder return criteria for the performance period beginning <DATE>, <YEAR> and ending at the close of trading on <DATE>, <YEAR>.  Any restricted stock units (and dividend equivalents) that do not vest will be forfeited.
Your restricted stock units (and dividend equivalents) also may be forfeited if your employment terminates before they vest.
See “Vesting/Forfeiture,” “Transfer Restrictions,” and “Termination of Employment” below.

Vesting/Forfeiture:
Subject to the provisions below relating to the treatment of your restricted stock units in connection with a Change in Control, your restricted stock units (and dividend equivalents, as described below) will vest immediately following and only to the extent that the Compensation Committee determines and certifies that Sempra Energy has met the following total shareholder return performance criteria for the performance period beginning on <DATE>, <YEAR> and ending on the close of trading on <DATE>, <YEAR>:
Preliminary Calculation Based on Sempra Energy’s cumulative total shareholder return relative to the S&P 500 Utilities Index and S&P 500 Index:

▪ The percentage of your target number of restricted stock units that vest will be determined as follows, based on the percentile ranking for the performance period (as measured based on the thirty-day average immediately preceding the start of the performance period compared to the thirty-day average immediately preceding the end of the performance period) of Sempra Energy’s cumulative total shareholder return (consisting of per share appreciation in Common Stock plus reinvested dividends and other distributions paid on Common Stock) among the companies (ranked by cumulative total shareholder returns) in the S&P 500 Utility Index, as determined and certified by the Compensation Committee, subject to adjustment as described below.

Sempra Energy Total                                               Percentage of Target
 Shareholder Return                                               Number of Restricted
Percentile Ranking                                               Stock Units that Vest
90th                                                                               200%
80th                                                                  175%
70th                                                                               150%
60th                                                                               125%
50th                                                                               100%
40th                                                                                 50%
35th                                                                                 25%
30th                                                                                   0%
If the percentile ranking does not equal a ranking shown in the above table, the percentage of your target number of restricted stock units that vest will be determined by a linear interpolation between the next lowest percentile shown in the table and the next highest percentile shown on the table, subject to adjustment as described below.

o If the percentile ranking is at or above the 90th percentile, 200% of your target number of restricted stock units will vest, subject to adjustment as described below.

o If the percentile ranking is at or below the 30th percentile, none of your restricted stock units will vest.

• The Compensation Committee also will compare Sempra Energy’s cumulative total shareholder return for the performance period (as measured based on the thirty-day average immediately preceding the start of the performance period compared to the thirty-day average immediately preceding the end of the performance period)  to the market capitalization-weighted S&P 500 Composite Index.  If the Compensation Committee determines and certifies that Sempra Energy’s cumulative total shareholder return is at or above the cumulative total shareholder return of the market capitalization-weighted S&P 500 Composite Index, the percentage of your target number of restricted stock units that vest will be the greater of 100% and the percentage calculated above using the percentile ranking of Sempra Energy’s total shareholder return among companies in the S&P 500 Utility Index, subject to the adjustment described below.

Final Calculation with Potential Adjustment based on Sempra Energy’s cumulative total shareholder return:

• The Compensation Committee will then determine and certify the final percentage of your target restricted stock units that vest (based on the relative total shareholder return performance criteria described above) and as adjusted by the cumulative total shareholder return performance criteria described below:

o If Sempra Energy’s cumulative total shareholder return for the performance period (as measured based on the thirty-day average immediately preceding the start of the performance period compared to the thirty-day average immediately preceding the end of the performance period) is at or above <PERCENTAGE>, the percentage of your restricted stock units that vest will be increased by 20%, but in no event shall the percentage of your target restricted stock unit that vest exceed 200%.

o If Sempra Energy’s cumulative total shareholder return for the performance period (as measured based on the thirty-day average immediately preceding the start of the performance period compared to the thirty-day average immediately preceding the end of the performance period) is at or below <PERCENTAGE>, the percentage of your restricted stock units that vest will be decreased by 20%.

o If Sempra Energy’s cumulative total shareholder return for the performance period (as measured based on the thirty-day average immediately preceding the start of the performance period compared to the thirty-day average immediately preceding the end of the performance period) is above <PERCENTAGE> but below <PERCENTAGE>, no adjustment will be applied.

• As soon as reasonably practicable following the end of the performance period, the Compensation Committee will determine and certify the extent to which Sempra Energy has met the performance criteria and the extent, if any, as to which your restricted stock units have then vested and any such vesting shall occur immediately following such determination and certification by the Compensation Committee.  You will receive the number of shares of Common Stock equal to the number of your vested restricted stock units after the Compensation Committee’s determination and certification.  Also, you will receive the number of shares of Common Stock equal to your vested dividend equivalents after the Compensation Committee’s determination and certification.  Certificates for the shares will be issued to you or transferred to an account that you designate.  When the shares of Common Stock are issued to you, your restricted stock units (vested and unvested) and your dividend equivalents will terminate.

• Examples illustrating the application of the vesting provisions are shown in Exhibit A to this Award Agreement.

Transfer Restrictions:	You may not sell or otherwise transfer or assign your restricted stock units (or your dividend equivalents).
Dividend Equivalents:
You also have been awarded dividend equivalents with respect to your restricted stock units.  Your dividend equivalents represent the right to receive additional shares of Common Stock in the future, subject to the terms and conditions of your award.  Your dividend equivalents will be determined based on the dividends that you would have received, had you held shares of Common Stock equal to the vested number of your restricted stock units from the date of your award to the date of the distribution of shares of Common Stock following the vesting of your restricted stock units, and assuming that the dividends were reinvested in Common Stock (and any dividends on such shares were reinvested in Common Stock).  The dividends will be deemed reinvested in Common Stock in the same manner as dividends reinvested pursuant to the terms of the Sempra Dividend Reinvestment Plan.
Your dividend equivalents will be subject to the same transfer restrictions and forfeiture and vesting conditions as your restricted stock units.  They will vest when and to the extent your restricted stock units vest.
Also, your restricted stock units (and dividend equivalents), including the terms and conditions thereof, will be adjusted to prevent dilution or enlargement of your rights in the event of a stock dividend on shares of Common Stock or as the result of a stock-split, recapitalization, reorganization or other similar transaction in accordance with the terms and conditions of the 2013 Long Term Incentive Plan.   Any additional restricted stock units (and dividend equivalents) awarded to you as a result of such an adjustment also will be subject to the same transfer restrictions, forfeiture and vesting conditions and other terms and conditions that are applicable to your restricted stock units (and dividend equivalents).

No Shareholder Rights:
Your restricted stock units (and dividend equivalents) are not shares of Common Stock.  You will have no rights as a shareholder unless and until shares of Common Stock are issued to you following the vesting of your restricted stock units (and dividend equivalents) as provided in this Agreement and the 2013 Long Term Incentive Plan.

Distribution of Shares:
As described in “Vesting/Forfeiture” above, the Compensation Committee will determine and certify the extent to which Sempra Energy has met the performance criteria and the extent, if any, as to which your restricted stock units have then vested.
You will receive the number of shares of Common Stock equal to the number of your restricted stock units that have vested.  However, in no event will you receive under this award, and other awards granted to you under the 2013 Long Term Incentive Plan in the same fiscal year of Sempra Energy, more than the maximum number of shares of Common Stock permitted under the 2013 Long Term Incentive Plan.  Also, you will receive the number of shares of Common Stock equal to your vested dividend equivalents after the Compensation Committee’s determination and certification.
You will receive the shares as soon as reasonably practicable following the Compensation Committee’s determination and certification (and in no event later than March 15, <YEAR>).  Once you receive the shares of Common Stock, your vested and unvested restricted stock units (and dividend equivalents) will terminate.

Termination of Employment:
▪ Termination
If your employment with Sempra Energy and its Subsidiaries terminates for any reason prior to the vesting of your restricted stock units (and dividend equivalents) (other than under the circumstances set forth in the next paragraph), all of your restricted stock units (and dividend equivalents) will be forfeited.  Subject to the provisions below relating to the treatment of your restricted stock units in connection with a Change in Control, the vesting of your restricted stock units (and dividend equivalents) does not occur until the date of the Compensation Committee’s determination and certification described above.
If your employment terminates prior to a Change in Control, other than by termination for cause, and you had both completed at least five years of continuous service with Sempra Energy and its Subsidiaries AND met any of the following conditions:

1.) your employment terminates after <DATE>, <YEAR> and at the date of termination you had  attained age 55; or

2.) your employment terminates after <DATE>, <YEAR> and at the date of termination you had attained age 62; or

3.) at the date of termination you had attained age 65 and you were an officer subject to the company’s mandatory retirement policy;

your restricted stock units (and dividend equivalents) will not be forfeited but will continue to be subject to the transfer restrictions and vesting conditions and other terms and conditions of this Agreement.

▪ Termination for Cause:
If your employment with Sempra Energy and its Subsidiaries terminates for cause, or your employment would have been subject to termination for cause, prior to the vesting of your restricted stock units (and dividend equivalents), all of your restricted stock units (and dividend equivalents) will be cancelled.
Prior to the consummation of a Change in Control, a termination for cause is (i) the willful failure by you to substantially perform your duties with the Company (other than any such failure resulting from your incapacity due to physical or mental illness), (ii) the grossly negligent performance of such obligations referenced in clause (i) of this definition, (iii) your gross insubordination; and/or (iv) your commission of one or more acts of moral turpitude that constitute a violation of applicable law (including but not limited to a felony) which have or result in an adverse effect on the Company, monetarily or otherwise, or one or more significant acts of dishonesty.  For purposes of clause (i), no act, or failure to act, on your part shall be deemed “willful” unless done, or omitted to be done, by you not in good faith and without reasonable belief that your act, or failure to act, was in the best interests of the Company.”  If your restricted stock units remain outstanding following a Change in Control pursuant to a Replacement Award, a termination for cause following such Change in Control shall be determined in accordance with Section 2.8 of the 2013 Long Term Incentive Plan (which defines “Cause” for purposes of the plan), including reasonable notice and, if possible, a reasonable opportunity to cure as provided therein.

▪ Leaves of Absence:
Your employment does not terminate when you go on military leave, a sick leave or another bona fide leave of absence, if the leave was approved by your employer in writing.  But your employment will be treated as terminating 90 days after you went on leave, unless your right to return to active work is guaranteed by law or by a contract.  And your employment terminates in any event when the approved leave ends, unless you immediately return to active work.  Your employer determines which leaves count for this purpose.

Taxes:
▪ Withholding Taxes:
When you become subject to withholding taxes upon distribution of the shares of Common Stock or otherwise, Sempra Energy or its Subsidiary is required to withhold taxes.  Unless you instruct otherwise and pay or make arrangements satisfactory to Sempra Energy to pay these taxes, upon the distribution of your shares, Sempra Energy will withhold a sufficient number of shares of common stock or restricted stock units  to cover the minimum required withholding taxes and transfer to you only the remaining balance of your shares.  In the event that, following a Change in Control, your restricted stock units become eligible for a distribution upon your Retirement by reason of your combined age and service, your restricted stock units may become subject to employment tax withholding prior to the distribution of shares with respect to such units.

▪ Code Section 409A:	Your restricted stock units are subject to Sections 16.5 and 20.12 of the 2013 Long Term Incentive Plan, which set forth terms to comply with Code Section 409A.
Recoupment (“Clawback”) Policy:
The Company shall require the forfeiture, recovery or reimbursement of awards or compensation under this Plan as (i) required by applicable law, or (ii) required under any policy implemented or maintained by the Company pursuant to any applicable rules or requirements of a national securities exchange or national securities association on which any securities of the Company are listed.  The Company reserves the right to recoup compensation paid if it determines that the results on which the compensation was paid were not actually achieved.
The Compensation Committee may, in its sole discretion, require the recovery or reimbursement of long-term incentive compensation awards from any employee whose fraudulent or intentional misconduct materially affects the operations or financial results of the Company or its Subsidiaries.

Retention Rights:
Neither your restricted stock unit award nor this Agreement gives you any right to be retained by Sempra Energy or any of its Subsidiaries in any capacity and your employer reserves the right to terminate your employment at any time, with or without cause.  The value of your award will not be included as compensation or earnings for purposes of any other benefit plan offered by Sempra Energy or any of its Subsidiaries.

Change in Control:
 In the event of a Change in Control, the following terms shall apply:

▪ If (i) you have achieved age 55 and have completed at least five years of continuous service with Sempra Energy and its Subsidiaries as of the date of a Change in Control and your restricted stock units have not been forfeited prior to the Change in Control, (ii) your outstanding restricted stock units as of the date of a Change in Control are not subject to a “substantial risk of forfeiture” within the meaning of Code Section 409A and/or (iii) your outstanding restricted stock units are not assumed or substituted with one or more Replacement  Awards as contemplated in Section 16.1 of the 2013 Long Term Incentive Plan, then in each case your outstanding restricted stock units and any associated dividend equivalents will vest immediately prior to the Change in Control with the applicable performance goals deemed to have been achieved at the greater of target level as of the date of such vesting or the actual performance level had the performance period ended on the date of the Change in Control.  If the foregoing terms apply,  immediately prior to the date of the Change in Control you will receive a number of shares of Common Stock equal to the number of your restricted stock units and dividend equivalents that have vested.

• If your outstanding restricted stock awards are assumed or substituted with one or more Replacement Awards as contemplated in Section 16.1 of the 2013 Long Term Incentive Plan, then, except as provided otherwise in an individual severance agreement or employment agreement to which you are a party, the terms set forth in Sections 16.3 and 16.4 of the 2013 Long Term Incentive Plan shall apply with respect to such Replacement Award following the Change in Control. If the foregoing terms apply and the Replacement Award vests upon your separation from service or death, on such date, you will receive a number of shares or other property in settlement of the Replacement Awards.

Further Actions:
You agree to take all actions and execute all documents appropriate to carry out the provisions of this Agreement.
You shall not be deemed to have accepted this award unless you execute the Arbitration Agreement provided with your award letter.
You also appoint as your attorney-in-fact each individual who at the time of so acting is the Secretary or an Assistant Secretary of Sempra Energy with full authority to effect any transfer of any shares of Common Stock distributable to you, including any transfer to pay withholding taxes, that is authorized by this Agreement.

Applicable Law:	This Agreement will be interpreted and enforced under the laws of the State of California.
Disputes:
Any and all disputes between you and the Company relating to or arising out of the Plan or your restricted stock unit award shall be subject to the Arbitration Agreement provided with your award letter, including, but not limited to, any disputes referenced in Section 16.4 of the Plan.

Other Agreements:
In the event of any conflict between the terms of this Agreement and any written employment, severance or other employment-related agreement between you and Sempra Energy, the terms of this Agreement, or the terms of such other agreement, whichever are more favorable to you, shall prevail, provided that in each case a conflict shall be resolved in a manner consistent with the intent that your restricted stock units comply with Code Section 409A.  In the event of a conflict between the terms of this Agreement and the 2013 Long Term Incentive Plan, the plan document shall prevail.

By your acceptance of this award, you agree
to all of the terms and conditions described above and in the 2013 Long Term Incentive Plan

Exhibit A

Examples Illustrating the Determination
 of the Vested Percentage of the
Target Number of Restricted Stock Units

The following examples illustrate how the percentage of the target number of restricted stock units is to be determined.  The examples assume that Sempra Energy achieves certain total cumulative shareholder returns for the performance period.  The vested percentage of your target number of restricted stock units will be determined based on Sempra Energy’s actual cumulative total shareholder return for the performance period as measured at the end of the performance period.  No assurance is given that Sempra Energy will achieve the cumulative total shareholder returns shown in the examples.

Example 1

Sempra Energy’s cumulative total shareholder return for the performance period among the companies (ranked by total shareholder returns) in the S&P 500 Utility Index, as determined and certified by the Compensation Committee, is at the 94th percentile.  Sempra Energy’s cumulative total shareholder return for the performance period is <PERCENTAGE>.

Because Sempra Energy’s cumulative total cumulative shareholder return is above the 90th percentile, 200% of the target number of restricted stock units vest.  This is the maximum number of restricted stock units under the award and no further award adjustment can be made even though Sempra Energy’s cumulative total shareholder return is above <PERCENTAGE>.

Example 2

Sempra Energy’s cumulative total shareholder return for the performance period among the companies (ranked by total shareholder returns) in the S&P 500 Utility Index, as determined and certified by the Compensation Committee, is at the 67th percentile and Sempra Energy’s cumulative total shareholder return for the performance period is <PERCENTAGE>.

The percentage of the target number of restricted stock units that vest is determined by a linear interpolation between the percentage based on the achievement of the 60th percentile (125%) and the percentage based on the achievement of the 70th percentile (150%).

Based on Sempra Energy’s cumulative total shareholder return relative to the S&P 500 Utilities Index and prior to consideration of the cumulative total shareholder return performance criteria,142.5% of the target number of restricted stock units would vest.  Because Sempra Energy’s cumulative total shareholder return of <PERCENTAGE> is higher than <PERCENTAGE> (the trigger for the adjustment based on cumulative total shareholder return performance), the preliminary performance score is increased by 20% and the final performance score is 171%. [Calculation is 142.5% x 1.2 = 171%.]

Example 3

Sempra Energy’s cumulative total shareholder return for the performance period among the companies (ranked by total shareholder returns) in the S&P 500 Utility Index, as determined and certified by the Compensation Committee, is at the 45th percentile. Sempra Energy’s cumulative total shareholder return for the performance period is <PERCENTAGE>.

Sempra Energy’s cumulative total shareholder return for the performance period exceeds the total shareholder returns of the market capitalization-weighted S&P 500 Composite Index, as determined and certified by the Compensation Committee.

Because Sempra Energy’s cumulative total shareholder return is at the 45th percentile when ranked among the companies in the S&P 500 Utility Index, 75% of the target number of restricted stock units would vest (before taking into account Sempra Energy’s performance compared to the market capitalization-weighted S&P 500 Composite Index).

However, because Sempra Energy’s cumulative total shareholder return exceeds the total shareholder return of the market capitalization-weighted S&P 500 Composite Index, 100% of the target number of restricted stock units vest prior to consideration of the cumulative total shareholder return performance criteria. Because Sempra Energy’s cumulative total shareholder return of <PERCENTAGE> is less than <PERCENTAGE> (the trigger for the adjustment based on cumulative total shareholder return performance), the preliminary performance score is decreased by 20% and the final performance score is 80%. [Calculation is 100% x 0.80 = 80%.]

Example 4

Sempra Energy’s cumulative total shareholder return for the performance period among the companies (ranked by total shareholder returns) in the S&P 500 Utility Index, as determined and certified by the Compensation Committee, is at the 30th percentile. Sempra Energy’s cumulative total shareholder return for the performance period is <PERCENTAGE>.

Also, Sempra Energy’s total shareholder return for the performance period is below the total shareholder return of the market capitalization-weighted S&P 500 Composite Index.

Because Sempra Energy’s total shareholder return for the performance period among companies in the S&P 500 Utility Index is at the 30th percentile, none of the target number of restricted stock units vest. Because no shares vest, there is no need to determine whether any adjustment applies based on cumulative total shareholder return.